Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of March 31, 2024 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 and the three month period ended March 31, 2024 give effect to the Merger of SeqLL Merger Sub, Atlantic Merger Sub and Lyneer Investments, LLC (“Lyneer”), representing a reverse recapitalization with Lyneer being the continuing entity for accounting purposes. The unaudited pro forma condensed combined financial information give effect to the Merger and related transactions, including (i) the divestiture of our pre-existing assets and liabilities (excluding the restricted cash), (ii) the issuance of the Merger Note in the principal amount of $35,000,000, (iii) the derecognition of certain joint and several debt obligations that will not be repaid by Lyneer pursuant to an Allocation Agreement between IDC and Lyneer, (iv) the effect of the reverse stock split of our common stock that was effected on August 30, 2023, and (v) the effect of recording incremental transaction costs, including distribution of shares of our common stock to Atlantic Acquisition Corp. for advisory services rendered, (vi) the exercise by LMH Investments LLC (“LMH”) on February 28, 2024 of the put option to IDC of the redeemable units of Lyneer held by LMH (the “Put”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act, as amended by the final rule, SEC Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma combined financial information set forth below has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations would have been had the Merger been completed on the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024 gives effect to the Merger and the Put as if they took place on December 31, 2023. The unaudited pro forma condensed combined statements of operations for the periods presented give effect to the Merger as if it took place on January 1, 2023.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of earnings, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, the historical consolidated financial statements and accompanying notes of Lyneer and our company for the applicable periods.

Accounting Analysis of the Transaction

On May 29, 2023, we entered into the Merger Agreement with Atlantic, Atlantic Merger Sub, SeqLL Merger Sub, Lyneer and the Sellers, which was subsequently amended on June 23, 2023, October 5, 2023, October 17, 2023, November 3, 2023, January 16, 2024, April 15, 2024, and then was Amended and Restated on June 4, 2024 and June 12, 2024. Pursuant to the Merger Agreement, as amended, and subject to the terms and conditions set forth therein, Atlantic Merger Sub was merged with and into Lyneer, and SeqLL Merger Sub was then merged with and into Lyneer, with Lyneer continuing as the surviving entity and as our wholly-owned subsidiary. In connection with the consummation of the Merger, we were renamed “Atlantic International Corp.”

It is important to understand the substance of the transaction in determining the appropriate accounting for the Merger. The following transactions have occurred or will occur in connection with effecting the transactions under the Merger Agreement:

On August 21, 2023, we held a special meeting of stockholders at which our stockholders authorized an increase in the size of our board of directors to seven individuals and approved amendments to our amended and restated certificate of incorporation to (i) increase our authorized shares of common stock from 80,000,000 shares to 300,000,000 shares, (ii) effect a reverse stock split of our outstanding common stock on an up to one-for-40 basis, as determined by our board of directors, which subsequently approved the reverse stock split of our common stock on a one-for-40 basis that was effected on August 30, 2023, and (iii) change our corporate name upon the consummation of the Merger from “SeqLL Inc.” to “Atlantic International Corp.”

In connection with the closing of the Merger:

●	Our cash on hand at closing of the Merger was restricted for use only for the benefit of our stockholders of record as of September 26, 2023 as payment for the release of possible claims relating to our cancellation of the cash dividend to such stockholders contemplated by the Merger Agreement (March 31, 2024 totaled approximately $1.7 million). The actual amounts of the cash on hand and settlement could differ materially.

●	Our remaining assets were sold to, and the majority of our liabilities were assumed by, a newly-formed affiliated entity (SeqLL Omics Inc.). Following such divesture, we had no or nominal assets and no or nominal operations, and we will be deemed a shell company for accounting purposes.

●	Atlantic Merger Sub was merged with and into Lyneer, and SeqLL Merger Sub were then merged with and into Lyneer, with Lyneer continuing as the surviving entity and as a wholly-owned subsidiary of our company. Lyneer will be the continuing operating company.

●	IDC received shares of our common stock valued at $60,000,000 based upon the price at which our common stock valued at $2.36 per share, the market price of our common stock at the time of the Merger. IDC also received the Merger Note in the principal amount of $35,000,000. which will mature on September 30, 2024. A portion of any cash consideration received by IDC and the proceeds of the Merger Note to be received by IDC will be used to settle certain debt obligations.

●	IDC and Lyneer have entered into an Allocation Agreement dated as of December 31, 2023 whereby Lyneer will be responsible for repaying only its portion of the revolving credit facility secured by the borrowing base calculation, at closing was $37,068,728. Under this same agreement, IDC has assumed its portion of the revolving credit facility and all other joint and several debt obligations that originated from IDC’s acquisition of Lyneer on August 31, 2021. Accounting for this agreement by Lyneer is reflected as part of the recapitalization pursuant to the Merger, whereby all joint and several debt obligations will be deconsolidated except for the $37,068,728 revolving line of credit that Lyneer has agreed with its co-obligor to repay.

●	Atlantic received shares of our common stock in connection with the Merger, valued at $2.36 per share, the market price of our common stock at the time of the Merger, equal to $43,000,000, which shares will be deemed issued for advisory services rendered.

●	A settlement offer consisting of cash and common stock, will be made to our pre-Merger stockholders as of September 25, 2023. This amount is calculated using the amount of cash on hand at December 31, 2023 (the actual amount of such available cash on the date of closing of the Merger may be more or less than that amount) and 4,704,098 shares of our common stock to be held in escrow and to be issued to our pre-Merger stockholders in settlement of potential claims relating to our cancellation of a cash and stock dividend pursuant to the Merger Agreement, before the October 26, 2023 amendment. The shares of our common stock are based on the value of the shares of our common stock sold upon the closing date of the Merger at $2.36 per Unit.

Determination of Accounting Acquirer

The Merger represents a reverse merger and will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although we acquired all of the outstanding equity interests of Lyneer in the Merger, we will be treated as the “acquiree” and Lyneer will be treated as the “acquirer” for financial reporting purposes. Accordingly, the Merger will be reflected as the equivalent of Lyneer issuing shares for our net assets, followed by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Merger will be those of Lyneer. There will be no accounting effect or change in the carrying amount of the assets and liabilities as a result of the Merger. The Merger does not represent a business combination accounted for accounting purposes under ASC 805 Business Combinations, because neither Atlantic Merger Sub nor we will meet the definition of a business.

Having considered Topic 12 of the SEC Financial Reporting Manual, Lyneer has been determined to be the continuing entity for accounting purposes and the Merger represents a reverse recapitalization with regard to Atlantic. We considered the following factors in completing the accounting analysis, with greater weight being given to (a), (d) and (e):

a.	Lyneer is the largest entity, in terms of substantive operations;

b.	Subsequent to our sale of assets to SeqLL Omics and immediately prior to consummation of the Merger, we will have no or nominal assets and no or nominal operations, and will not meet the definition of a business;

c.	Atlantic Merger Sub has no operations and does not meet the definition of a business;

d.	Lyneer will comprise the ongoing operations of the combined entity as the only company with historical operations;

e.	All of the Lyneer employees will continue with the combined entity;

f.	No affiliate entities or individual stockholders of Lyneer, Atlantic or our company will have voting control on our board of directors following the Merger; and

g.	Individuals affiliated with Atlantic will be appointed as the Chief Executive Officer and the Chief Operating Officer and Acting Chief Financial Officer of our company following the Merger.

The unaudited pro forma condensed combined financial information have been prepared based on preliminary estimates, and the final amounts recorded for the Merger may differ materially from the information presented herein. These estimates are subject to change pending further review of the fair value of the assets acquired and the liabilities assumed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

	As of March 31, 2024
	Lyneer (Historical)	SeqLL, Inc. (Historical)	SeqLL, Inc Asset Sale (Note 1a)	Adjusted SeqLL, Inc.		Recapitalization	Note	Total Adjustments	Pro Forma As Adjusted
Assets
Current assets
Cash and cash equivalents	$973,886	$1,688,926	(1,688,926)	$—	2d	$1,950,000	3	$1,950,000	$2,923,886
Restricted cash	—		1,688,926	1,688,926		—			1,688,926
Marketable securities	—	—	—	—		—		—	—
Accounts receivable, net	45,465,894	2,723	(2,723)	—		—		—	45,465,894
Unbilled accounts receivable	7,963,506	—	—	—		—		—	7,963,506
Deposits, current	8,000,000	—	—	—		—		—	8,000,000
Prepaid income taxes	1,298,700	—	—	—		—		—	1,298,700
Prepaid expenses and other current assets	3,922,863	33,600	(33,600)	—		—		—	3,922,863
Total current assets	67,624,849	1,725,249	(36,323)	1,688,926		1,950,000		1,950,000	71,263,775
Noncurrent assets
Property and equipment, net	386,098	584,031	(584,031)	—		—		—	386,098
Intangible assets, net	34,990,556	—	—	—		—		—	34,990,556
Due from related parties	1,150,000	—	—	—	2d	(1,150,000)		(1,150,000)	—
Right-of-use assets	2,593,967	964,163	(964,163)	—		—		—	2,593,967
Deferred tax assets, net	6,550,699				3	24,700,000		24,700,000	31,250,699
Other assets	2,605,310	81,219	(81,219)	—		(1,750,000)		(1,750,000)	855,310
						—			—
Total noncurrent assets	48,276,630	1,629,413	(1,629,413)	—		21,800,000		21,800,000	70,076,630
Total assets	$115,901,479	$3,354,662	$(1,665,736)	$1,688,926		$23,750,000		$23,750,000	$141,340,405
Liabilities, mezzanine capital, stockholders equity and members’ deficit
Current liabilities
Accounts payable	$586,583	$497,441	(497,441)	$—		$—		$—	$586,583
Accrued expenses and other current liabilities	15,210,851	410,944	(410,944)	—	2c	(2,064,584)		(2,064,584)	13,146,267

Due to related parties	3,614,282		—	—	2d	(3,614,282)		(3,614,282)	—
Current lease liabilities[1]	1,529,693	265,394	(265,394)	—		—		—	1,529,693
Notes payable, current portion	135,388,945	1,375,000	—	1,375,000	2d	35,000,000		(63,244,581)	73,519,364
						1,950,000
						(100,194,581)
Total current liabilities	156,330,354	2,548,779	(1,173,779)	1,375,000		(68,923,447)		(68,923,447)	88,781,907

1	Includes certain financing leases attributed to SeqLL, which will be terminated upon the consummation of the Transaction.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS — (Continued)

	As of December 31, 2023
	Lyneer (Historical)	SeqLL, Inc. (Historical)	SeqLL, Inc Asset Sale (Note 1a)	Adjusted SeqLL, Inc.		Recapitalization	Total Adjustments	Pro Forma As Adjusted
Total noncurrent liabilities
Notes payable, net of current portion	—	—	—	—		—	—	—
Noncurrent lease liabilities[2]	1,108,004	1,228,067	(1,228,067)	—		—	—	1,108,004
Other liabilities	—	—	—	—	2d	—	—	—
Total noncurrent liabilities	1,108,004	1,228,067	(1,228,067)	—		—	—	1,108,004
Total liabilities	157,438,358	3,776,846	(2,401,846)	1,375,000		(68,923,447)	(68,923,447)	89,889,911
Commitments and contingencies
Mezzanine Capital
Redeemable Units	—	—	—	—		—	—	—
Stockholders equity (deficit)						—
Members’ Deficit	(41,536,879)	—	—	—	2a	41,536,879	41,536,879	—
Preferred stock, $0.00001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding	—	—	—	—		—	—	—
Common stock, $0.00001 par value; 300,000,000 shares authorized; 380,648 shares issued and outstanding	—	4	—	4	2b, 2d	301	483	487
			—		2e	182
Additional paid-in capital	—	24,809,667	736,110	25,545,777	2a	—	77,767,662	103,313,439
			—		2b	(25,231,902)
					2d	59,999,746
					2d	—
					2e	42,999,818
Accumulated deficit	—	(25,231,855)	—	(25,231,855)	2b	35,980,720	(26,631,577)	(51,863,432)
			—		4	24,700,000
					2c	(2,775,418)
					2a	(41,536,879)
					2e	(43,000,000)
Accumulated other comprehensive income	—	—	—	—		—	—	—
Total stockholders equity (deficit)	(41,536,879)	(422,184)	736,110	313,926		92,673,447	92,673,447	51,450,494
Total Liabilities, mezzanine capital and stockholders equity	115,901,479	3,354,662	(1,665,736)	1,688,926		23,750,000	23,750,000	141,340,405

2	Includes certain financing leases attributed to SeqLL, which will be terminated upon the consummation of the Transaction.

See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

Three Months Ended March 31, 2024

	Lyneer (Historical)	SeqLL, Inc. (Historical)	Note	Pro Forma Adjustments	Pro Forma as Adjusted
Revenue
Service revenue, net	$100,623,212	$—		$—	$100,623,212
Total revenue	100,623,212	—		—	100,623,212
Cost of revenue	90,157,830	—		—	90,157,830
Operating expenses
Research and development	—	316,263	4	(316,263)	—
Selling, general and administrative	10,341,037	749,558	4	(749,558)	10,341,037
Estimated executive compensation	—	—	5	1,162,500	1,162,500
Estimated audit, legal, insurance and management fees	—	—	6	412,500	412,500
Change in fair value of contingent consideration liability	—	—	7	—	—
Depreciation and amortization	1,259,554	—		—	1,259,554
Total operating expenses	11,600,591	1,065,821		509,179	13,175,591
Interest expense	5,022,230	39,820	4,8	(5,062,050)	2,179,324
			9	2,179,324
Investment income	—	(10,061)	4	10,061	—
Other income (loss)	—	—	4	—	—
Loss on extinguishment of debt	—	—		—	—
Settlement with legacy shareholders	—	—	14	—	—
Stock based compensation for Advisors	—	—	10	—	—
Total other expenses	5,022,230	29,759		(2,872,665)	2,179,324
Net (loss) income before provision for income taxes	$(6,157,439)	$(1,095,580)		$2,363,486	$(4,889,533)
Provision (benefit) for income taxes	(1,290,595)	—	12	19,317	(1,271,278)
Deferred tax benefit	—	—	13	—	—
Amortization of deferred tax benefit	—	—	11	411,669	411,667
Net (loss) income	$(4,866,844)	$(1,095,580)		$1,932,503	$(4,029,921)
Other comprehensive income
Unrealized gain on marketable debt securities	$—	$—	4	$—	$—
Weighted average number of common shares – basic and diluted	—	382,151		—	49,723,279
Net income (loss) per share – basic and diluted	$—	$(2.87)		$—	$(0.08)

See accompanying notes to unaudited pro forma condensed combined financial statements

Year ended December 31, 2023

	Lyneer (Historical)	SeqLL, Inc. (Historical)	Note	Pro Forma Adjustments	Pro Forma as Adjusted
Revenue
Service revenue, net	$401,374,701	$—		$—	$401,374,701
Total revenue	401,374,701	—		—	401,374,701
Cost of revenue	354,496,441	—		—	354,496,441
Operating expenses
Research and development	—	2,253,354	4	(2,253,354)	—
Selling, general and administrative	45,441,659	3,479,155	4	(3,479,155)	45,441,659
Estimated executive compensation	—	—	5	13,272,000	13,272,000
Estimated audit, legal, insurance and management fees	—	—	6	1,650,000	1,650,000
Change in fair value of contingent consideration liability	(150,093)	—	7	150,093	—
Depreciation and amortization	5,038,218	—		—	5,038,218
Total operating expenses	50,329,784	5,732,509		9,339,584	65,401,877
Interest expense	17,538,816	83,798	4,8	(17,622,614)	8,717,294
			9	8,717,294
Investment income	—	(82,665)	4	82,665	—
Other income (loss)	—	(106,051)	4	106,051	—
Loss on extinguishment of debt	189,951	—		—	189,951
Settlement with legacy shareholders	—	—	14	2,775,418	2,775,418
Stock based compensation for Advisors	—	—	10	43,000,000	43,000,000
Total other expenses	17,728,767	(104,918)		37,058,814	54,682,663
Net (loss) income before provision for income taxes	$(21,180,291)	$(5,627,591)		$(46,398,398)	$(73,206,280)
Provision (benefit) for income taxes	(5,928,271)	—	12	(13,105,362)	(19,033,633)
Deferred tax benefit	—	—	13	(24,700,000)	(24,700,000)
Amortization of deferred tax benefit	—	—	11	1,646,667	1,646,667
Net (loss) income	$(15,252,020)	$(5,627,591)		$(10,239,703)	$(31,119,314)
Other comprehensive income
Unrealized gain on marketable debt securities	$—	$(22,451)	4	$22,451	$—
Weighted average number of common shares – basic and diluted	—	374,484		—	49,723,279
Net income (loss) per share – basic and diluted	$—	$(15.03)		$—	$(0.63)

See accompanying notes to unaudited pro forma condensed combined financial statements

Note 1. Basis of Pro Forma Presentation

The Merger will be accounted for as a capital transaction in substance and not as a business combination under ASC 805 for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Lyneer, and the net assets of Lyneer will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined financial statements were prepared in accordance with GAAP and pursuant to Article 11 of SEC Regulation S-X and present the pro forma financial position and results of operations of the combined companies based upon the historical information after giving effect to the Merger and the adjustments described in these footnotes.

The unaudited pro forma condensed combined balance sheet is presented as if the Merger had occurred on March 31, 2024 and the pro forma condensed combined statement of operations is presented as if the Merger had occurred on January 1, 2023.

The unaudited pro forma condensed combined financial information has been prepared using the following assumptions with respect to the Merger and related transactions:

●	The one-for-40 reverse stock split of our common stock has occurred;

●	We have excluded any post-Merger compensation associated with any potential awards to be granted; and

●	IDC and Lyneer have entered into an Allocation Agreement dated as of December 31, 2023, whereby Lyneer agreed to be responsible for repaying only its portion of the revolving credit facility secured by the borrowing base calculation, which is estimated to be $37,068,728. Under this same agreement, IDC agreed to assume its portion of the revolving credit facility, and also the Term Note, and all Seller and Earnout Notes and liabilities, which originated from IDC’s acquisition of Lyneer on August 31, 2021.

If actual facts differ from these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.

The unaudited condensed combined pro forma adjustments reflecting the consummation of the Merger are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Merger.

Note 2. Accounting Policies

Upon consummation of the Merger, management will perform a comprehensive review of the combined entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the entities that, when conformed, could have a material impact on the financial statements of SeqLL following the Merger. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The following pro forma adjustments are based on preliminary estimates, which may change significantly as additional information is obtained and additional analyses are performed:

1.	Reflects transactions not associated with the Merger:

(a)	Reflects the sale of our tangible and intangible assets, properties and rights pursuant to the Asset Purchase Agreement. Pursuant to the terms of the Asset Purchase Agreement, we will sell all of our pre-Merger assets and assign all of our liabilities, excluding (i) cash on hand which will be held as restricted cash (ii) a 12-month rent liability and (iii) a $1,375,000 note payable, both of which will be retained by us following the consummation of the Merger.

2.	Reflects the pro forma transaction adjustments included in the unaudited pro forma condensed combined financial information related to the reverse merger and recapitalization:

(a)	Gives effect to the elimination of members’ deficit.

(b)	Adjustment to eliminate our accumulated deficit, additional paid in capital, common stock, preferred stock, and accumulated other comprehensive income.

(c)	Adjustment to reflect a settlement offer in lieu of the cash and stock dividends agreed to in the Merger Agreement. The cash and shares to be issued will be held in escrow to be paid and issued upon each pre-Merger stockholder releasing us from future litigation.

(d)	Adjustments to:

(i)	reflect (a) the terms of the Allocation Agreement dated as of December 31, 2023 between IDC and Lyneer, whereby Lyneer agreed to be responsible for repaying only its portion of the revolving credit facility secured by the borrowing base calculation, which is as of the closing date is $37,068,728 and (b) IDC will assume its portion of the revolving credit facility, the Term Note and all Seller and Earnout Notes and accrued liabilities (including interest payable) offset by certain indemnification receivables, which originated from IDC’s acquisition of Lyneer on August 31, 2021;

(ii)	reflect the issuance of the $35,000,000 Merger Note at consummation of the Merger, that will mature on September 30, 2024; and

(iii)	reflect the settlement upon consummation of the Merger of all intercompany balances between Lyneer and IDC, and all outstanding balances with related parties.

(e)	Transfer of $43,000,000 of our common stock to certain individuals associated with Atlantic Merger Sub as advisory fees for overseeing and structuring of the Merger.

3.	Reflects the effect of the IRC Section 754 election taken to adjust the partnership basis for the consideration transferred in the transaction. An estimated effective tax rate of 26% was used to account for the tax loss/benefit, representing the estimated tax rate of SeqLL following the Merger.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of new shares of our common stock outstanding, assuming the Merger occurred on January 1, 2023.

The following pro forma adjustments are based on preliminary estimates, which may change significantly as additional information is obtained and additional analyses are performed.

The pro forma transaction adjustments included in the unaudited pro forma combined statement of operations are as follows:

4.	Reflects the elimination of our historical operations.

5.	Reflects estimated base salary and annual bonus and transaction bonus amounts to be incurred for the executive management team.

6.	Reflects incremental costs attributed to public company filing status, including, but not limited to, audit, legal and insurance fees.

7.	Reflects elimination of contingent consideration expense for which amounts will be settled prior to completion of the Merger.

8.	Represents elimination of interest expense incurred on various debt obligations that are being extinguished at the closing of the Merger.

9.	Represents interest expense to be incurred on outstanding debt post-Merger.

10.	Represents expense recognized for shares issued to Atlantic for advisory services performed associated with the Merger and related transactions. Shares issued to Atlantic consist of our common stock with no vesting provisions.

11.	Reflects the straight-line amortization of the adjustment in partnership basis over 15 years for the consideration transferred in the transaction.

12.	An estimated effective tax rate of 26% was used to account for the tax loss/benefit, representing the estimated tax rate of our company following the consummation of the Merger.

13.	Reflects the effect of the IRC Section 754 election taken to adjust the partnership basis for the consideration transferred in the transaction. An estimated effective tax rate of 26% was used to account for the tax loss/benefit, representing the estimated tax rate of our company following the consummation of the Merger. An IRC Section 382 analysis has not yet been performed with respect to the potential limitation of tax attributes of the Merger for Lyneer and our company. This will be performed with the closing of the Merger.

14.	Reflects the proposed settlement offer to our pre-Merger stockholders.